Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rajiv Ramaswami, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Nutanix, Inc. for the fiscal quarter ended January 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Nutanix, Inc.

Date: May 24, 2023	/s/ Rajiv Ramaswami
Rajiv Ramaswami
President and Chief Executive Officer
(Principal Executive Officer)